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                        LIBERTY FINANCIAL COMPANIES, INC.
                 EXHIBIT 12 - STATEMENT RE COMPUTATION OF RATIOS
                                 ($ in millions)

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                                                                                     THREE MONTHS ENDED
                                                                                          MARCH 31
                                                                                 ----------------------------
                                                                                     1999           1998
                                                                                 -------------- -------------
      Earnings:

         Pretax income                                                                  $44.0         $45.4
         Add fixed charges:
             Interest on indebtedness                                                     8.8           5.2
             Portion of rent representing the interest factor                             1.2           1.0
             Accretion to face value of redeemable
                   convertible preferred stock                                            0.2           0.2
                                                                                 -------------- -------------
         Sub-total of income as adjusted                                                 54.2          51.8
             Interest on fixed annuities and financial products                         134.8         142.1
                                                                                 -------------- -------------
         Total income as adjusted                                                      $189.0        $193.9
                                                                                 -------------- -------------
                                                                                 -------------- -------------

      Fixed charges:

         Interest on indebtedness                                                       $ 8.8         $ 5.2
         Portion of rent representing the interest factor                                 1.2           1.0
         Accretion to face value of redeemable
                convertible preferred stock                                               0.2           0.2
                                                                                 -------------- -------------
         Sub-total of fixed charges                                                      10.2           6.4
         Interest on fixed annuities and financial products                             134.8         142.1
                                                                                 -------------- -------------
         Sub-total of fixed charges                                                     145.0         148.5
         Preferred stock dividends                                                        0.3           0.3
                                                                                 -------------- -------------
         Total fixed charges                                                           $145.3        $148.8
                                                                                 -------------- -------------
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      Ratio of earnings to fixed charges:

         Excluding interest on fixed annuities and financial
                products                                                               5.31 x        8.09 x
                                                                                 -------------- -------------
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          Including interest on fixed annuities and financial products                 1.30 x        1.31 x
                                                                                 -------------- -------------
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      Ratio of earnings to combined fixed charges and preferred stock dividends:

      Excluding interest on fixed annuities and financial products                     5.16 x        7.73 x
                                                                                 -------------- -------------
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      Including interest on fixed annuities and financial products                     1.30 x        1.30 x
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